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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital Strategies, Ltd., a corporation organized under the laws of the state of Delaware (the "Corporation"), hereby constitute and appoint John R. Erickson and Samuel A. Flax, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form N-2 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of up to $500,000,000 of common stock, $0.01 par value per share, preferred stock, $0.01 par value and/or debt securities and an additional 49,076 shares of common stock and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS HEREOF, each of the undersigned directors and/or officers have hereunto set his hand and seal, as of the date specified.


                                        AMERICAN CAPITAL STRATEGIES, LTD.

                                        /s/ Malon Wilkus
                                        ---------------------------------
                                        Malon Wilkus
                                        Chairman and Chief Executive Officer

Dated: June 11, 2001.


      SIGNATURE                        TITLE                         DATE


/s/ Malon Wilkus            Chairman, Chief Executive Officer    June 11, 2001
--------------------------- and Director (Principal
Malon Wilkus                Executive Officer)


                            Vice Chairman and Director           June 11, 2001
---------------------------
David Gladstone


/s/ Adam Blumenthal         President, Chief Operating           June 11, 2001
--------------------------- Officer and Director
Adam Blumenthal


/s/ John Erickson           Executive Vice President, Chief      June 11, 2001
--------------------------- Financial Officer and Secretary
John Erickson               (Principal Accounting and
                            Financial Officer)


/s/ Kenneth D. Peterson Jr. Director                             June 11, 2001
---------------------------
Kenneth D. Peterson Jr.


/s/ Alvin N. Puryear        Director                             June 11, 2001
---------------------------
Alvin N. Puryear


/s/ Neil M. Hahl            Director                             June 11, 2001
---------------------------
Neil M. Hahl


/s/ Philip R. Harper        Director                             June 11, 2001
---------------------------

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Philip R. Harper


/s/ Stan Lundine            Director                             June 11, 2001
---------------------------
Stan Lundine


/s/ Mary C. Baskin          Director                             June 11, 2001
---------------------------
Mary C. Baskin